EXHIBIT 10.1

NOVATION AGREEMENT

AND

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS NOVATION AGREEMENT AND AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Novation and Amendment”), executed as of October 29, 2012, by and among Antifreeze Recycling, Inc., a South Dakota corporation (“Seller”), Robert J. Kolhoff, an individual (the “Selling Principal”), GlyEco Acquisition Corp. #7, an Arizona corporation (“Buyer”), and GlyEco Acquisition Corp. #6, an Arizona corporation (“New Buyer”), collectively referred to as the “Parties,” relates to the Asset Purchase Agreement (the “Agreement”), executed on October 3, 2012, by and between Seller, Selling Principal, and Buyer.

RECITALS

A.	Seller, Selling Principal, and Buyer executed the Agreement on October 3, 2012, relating to the sale of Seller’s business and substantially all of Seller’s assets and properties.

B.
The Parties desire for New Buyer to replace Buyer as a party to the Agreement, for Buyer to withdraw as a party thereto, and for New Buyer to be entitled to all of the rights and be subject to all of the obligations of Buyer set forth therein.

C.	In addition, Seller, Selling Principal, and New Buyer desire to amend and supplement the Agreement as set forth below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

2.
Novation.  The Parties hereby novate the Agreement, thereby extinguishing the contractual relationship thereunder between Seller, Selling Principal, and Buyer, and creating a new contractual relationship between Seller, Selling Principal, and New Buyer on the same terms and conditions as set forth in the Agreement other than the replacement of Buyer with New Buyer as a party thereto and as otherwise set forth herein.  For the avoidance of doubt, and without limiting the foregoing, such novation will have the following effects:

a.
New Buyer shall be bound by the Agreement, entitled to all of Buyer’s rights thereunder, and subject to all of Buyer’s obligations thereunder, in each case as if New Buyer were the original party thereto;

b.	Buyer shall be released from all obligations under the Agreement; and

c.	All references to Buyer in the Agreement and Ancillary Documents shall be deemed to refer to New Buyer.

3.	Amendments to the Agreement.

a.	Amendment to Section 3.2 (E) of the Agreement. The phrase “cash portion” in the second sentence of Section 3.2 (E) of the Agreement is hereby deleted and replaced with the phrase “share portion.”

b.	Amendment to Section 3.4 of the Agreement. Section 3.4 of the Agreement is hereby amended to change the effective Closing Date to October 29, 2012.

c.	Amendment to Schedule 1.4 of the Agreement. Schedule 1.4 of the Agreement is hereby amended to include the following contractual right:

Unless a new lease is entered into pursuant to Section 4.18, COMMERCIAL REAL ESTATE LEASE which commenced January 1, 2011 and subsequent amendment(s), by and between Seller and Pitt Properties, LLC.

d.	Amendment to Schedule 2.2 of the Agreement. Schedule 2.2 of the Agreement is hereby amended to include the following assumed liability:

Unless a new lease is entered into pursuant to Section 4.18, COMMERCIAL REAL ESTATE LEASE which commenced January 1, 2011 and subsequent amendment(s), by and between Seller and Pitt Properties, LLC.

4.	No Other Amendments. All other terms of the Agreement shall remain unchanged and in full force and effect.

5.
Other Actions Necessary.  At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Novation and Amendment.

6.	Binding Effect. This Novation and Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

7.	Amendments, Changes, and Modifications. This Novation and Amendment may not be amended, changed, modified, altered, or terminated without the prior written consent of all of the parties hereto.

8.	Severability. In the event that any provision of this Novation and Amendment is deemed unenforceable, all other provisions shall remain in full force and effect.

9.
Governing Law.  This Novation and Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

10.	Counterparts. This Novation and Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Novation and Amendment as of the first date listed above.

SELLER:

ANTIFREEZE RECYCLING, INC., a South Dakota corporation

By: /s/Rob Kolhoff

Name: Rob Kolhoff

Title: Owner

SELLING PRINCIPAL:

/s/Rob Kolhoff

ROBERT J. KOLHOFF, an individual

NEW BUYER:

GLYECO ACQUISITION CORP. #6, an Arizona corporation

By: /s/John d’Arc Lorenz, II

John d’Arc Lorenz, II, President

BUYER (solely for the purpose of novation):

GLYECO ACQUISITION CORP. #7, an Arizona corporation

By: /s/John d’Arc Lorenz, II

John d’Arc Lorenz, II, President